UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2010

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

General

As previously reported, on November 20, 2009 (the “Petition Date”), GSI Group Inc. (the “Company”) and two of its United States subsidiaries, GSI Group Corporation (“GSI”) and MES International, Inc. (“MES” and, collectively with the Company and GSI, the “Debtors”), filed a Joint Chapter 11 Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 09-14109 (PJW). On May 24, 2010, the Debtors filed with the Bankruptcy Court the Final Fourth Modified Joint Chapter 11 Plan of Reorganization for the Debtors, which was further supplemented on May 27, 2010 to provide for minor modifications to the May Plan (as supplemented, the “Final Plan”). On May 27, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming and approving the Final Plan and the Plan Documents (as defined in the Final Plan). Copies of the Confirmation Order and Final Plan were filed as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2010. Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Final Plan.

On July 23, 2010 (the “Effective Date”), the Debtors consummated their reorganization through a series of transactions contemplated by the Final Plan, and the Final Plan became effective pursuant to its terms. On July 23, 2010, the Debtors filed a notice of the occurrence of the Effective Date with the Bankruptcy Court.

Pursuant to and in accordance with the Final Plan, the Debtors entered into the following material agreements:

The Notes and the New Indenture

On the Effective Date, GSI issued $107,040,000 in aggregate principal amount of 12.25% Senior Secured PIK Election Notes (the “Notes”), which mature on July 23, 2014, pursuant to that certain Indenture (the “Indenture”), by and among GSI, as issuer, the Guarantors named therein (including the Company and MES) (collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Interest. Interest accrues on the Notes at a rate of 12.25% per year and is payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2010. GSI may elect to pay the interest in cash, or, under certain conditions, by increasing the principal amount of the Note or issuing additional Notes on the same terms and conditions as the existing Notes (“PIK”). Furthermore, until the Company becomes current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and until the new common shares, no par value (“New Common Shares”), of the Company, as reorganized, are listed on an Eligible Market (as defined in the Indenture), the Note will bear an additional 2% interest per annum payable by PIK. The interest rate on the Notes may be increased under certain defaults, as further described under the subheading “Events of Default” below.

Guarantees. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by certain of the Company’s existing direct and indirect U.S. restricted subsidiaries and will be guaranteed by future additional domestic restricted subsidiaries (the “Guarantors”). The obligations of GSI under the New Indenture and the Notes, and each of the Guarantor’s obligations under the New Indenture, will be secured by a first priority perfected security interest on all of the U.S. property and assets of GSI and of all Guarantors.

Optional Redemption: GSI may, at any time, redeem up to 100% of the aggregate principal amount of the Notes (including any such notes issued after the Effective Date), in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption.

Mandatory Offers to Purchase: To the extent the aggregate principal amount of outstanding indebtedness under a working capital facility which GSI may enter into pursuant to the terms of the Indenture exceeds $20 million or upon certain asset sales, the Company or GSI will be required to offer to use such excess working capital proceeds or excess net proceeds, as applicable, to make an offer to purchase a portion of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

Other Covenants. The terms of the Notes will require GSI, the Company and certain of the Company’s subsidiaries to comply with covenants that restrict some of their corporate activities, including the ability of GSI, the Company and such subsidiaries to incur additional debt, pay dividends, create liens, make investments, sell assets, repurchase equity or subordinated debt, or engage in specified transactions with affiliates.

Events of Default. Noncompliance with any of the covenants without cure or waiver would constitute an event of default under the Notes. An event of default resulting from a breach of a covenant may result, at the option of the holders, in an acceleration of the principal and interest outstanding. At any time after the occurrence and during the continuance of an event of default, the Notes will bear interest at a rate per annum equal to the then applicable rate plus 2% per annum (the “Default Rate”). The Notes also contain other customary events of default (subject to specified grace periods), including defaults based on events of bankruptcy and insolvency, cessation of effectiveness of certain related security documents and nonpayment of principal, interest or fees when due.

The above summary of the terms of the Notes and the New Indenture does not purport to be complete and is qualified in its entirety by reference to the provisions of the New Indenture, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 4.1 and is incorporated herein by reference.

Security Agreement

On the Effective Date and in connection with the New Indenture, GSI entered into a Security Agreement (the “Security Agreement”) with the Guarantors and the Trustee, as collateral agent thereunder, pursuant to which GSI and the Guarantors, as grantors under the Security Agreement, provided for the grant of a first priority perfected security interest in all (except as otherwise provided therein) of the U.S. property and assets of GSI and each Guarantor to secure GSI’s obligations under the New Indenture and the Notes and each Guarantor’s obligations under the New Indenture.

The above summary of the terms of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Security Agreement, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain holders (the “Backstop Investors”) of the Prepetition Notes (as defined below) that provided a backstop commitment under the Rights Offering contemplated by the Final Plan and received New Common Shares under the Final Plan (including, without limitation, those New Common Shares issued in connection with the backstop commitment). The Registration Rights Agreement provides that, from the time the Company becomes current in its reporting obligations under the Exchange Act and for as long as it remains a public company with shares registered under the Exchange Act, the Backstop Investors party to the Registration Rights Agreement that collectively own at least 30% of the registrable securities have a right to twice demand the registration of their registrable securities on a registration statement. The registration may be a shelf registration, filed with the SEC on an underwritten or non-underwritten basis. In addition, such Backstop Investors have unlimited piggyback registration rights.

The above summary of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Registration Rights Agreement, a copy of which is attached to this Current Report as Exhibit 4.2 and is incorporated herein by reference.

Escrow Agreement

On the Effective Date and pursuant to Section 3.9 of the Final Plan, the Company entered into an escrow agreement with Law Debenture Trust Company of New York, as Escrow Agent (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the Company has placed 2,981,227 New Common Shares in a reserve (the “Reserve Shares”) to be held in escrow for the benefit of the holders of Section 510(b) Claims (as defined in the Final Plan) pending the final disposition of that certain putative shareholder class action entitled Wiltold Trzeciakowski, Individually and on behalf of all others similarly situated v. GSI Group Inc., Sergio Edelstein, and Robert Bowen, Case No. 08-cv-12065 (GAO), filed on December 12, 2008, in the United States District Court for the District of Massachusetts (the “Shareholder Class Action”). In May 2010, the Company reached an agreement in principle to settle the Shareholder Class Action. The agreement remains subject to confirmatory discovery and preliminary and final approval of the district court. Following such final approval, the Reserve Shares shall be released to the holders of the Section 510(b) Claims or to the holders of the Company’s common shares (the “Old Common Shares”) and holders of common shares that had vested on the Effective Date but had not been issued (“Vested Share Rights”) immediately prior to the Effective Date.

The above summary of the terms of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Escrow Agreement, a copy of which is attached to this Current Report as Exhibit 10.2 and is incorporated herein by reference.

Mortgages

Washington Mortgage. In connection with the Security Agreement and as required thereby, Synrad, Inc., a subsidiary of the Company (“Synrad”), entered into an Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010 (the “Washington Mortgage”), in favor of First American Title Insurance Company, in its capacity as trustee thereunder (the “First American”), for the benefit of the Trustee, as beneficiary thereunder, wherein Synrad mortgaged, granted, bargained, assigned, sold and conveyed its interest in the property located at 4600 Campus Place, Mukilteo, Washington 98275, to First American to secure (a) the payment of all of the obligations of the Issuer and the Guarantors under the Indenture, the Washington Mortgage and the other Security Documents (as defined in the Washington Mortgage), and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Indenture, the Washington Mortgage and the other Security Documents.

Florida Mortgage. In connection with the Security Agreement and as required thereby, Control Laser Corporation, a subsidiary of the Company (“Control Laser Corporation”), entered into an Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010 (the “Florida Mortgage”), in favor of the Trustee, as mortgagee thereunder (in such capacity, the “Mortgagee”), wherein Control Laser Corporation mortgaged, granted, bargained, assigned, sold and conveyed its interest in the property located at 2419 Lake Orange Road, Orlando, Florida 32837, to Mortgagee to secure (a) the payment of all of the obligations of the Issuer and the Guarantors under the Indenture, the Florida Mortgage and the other Security Documents (as defined in the Florida Mortgage), and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Indenture, the Florida Mortgage and the other Security Documents.

California Mortgage. In connection with the Security Agreement and as required thereby, Photo Research, Inc., a subsidiary of the Company (“Photo Research”), entered into an Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010 (the “California Mortgage”), in favor of First American, in its capacity as trustee thereunder, for the benefit of the Trustee, as beneficiary thereunder, wherein Photo Research mortgaged, granted, bargained, assigned, sold and conveyed its interest in the property located at 9731 Topanga Canyon Place, Los Angeles, California 91311, to First American to secure (a) the payment of all of the obligations of the Issuer and the Guarantors under the Indenture, the California Mortgage and the other Security Documents (as defined in the California Mortgage), and (b) the performance of all terms, covenants, conditions, provisions, agreements and liabilities contained in the Indenture, the California Mortgage and the other Security Documents.

The above summaries of the terms of the Washington Mortgage, the Florida Mortgage, the California do not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. A copy of the Washington Mortgage is attached to this Current Report as Exhibit 10.3 and is incorporated herein by reference. A copy of the Florida Mortgage is attached to this Current Report as Exhibit 10.4 and is incorporated herein by reference. A copy of the California Mortgage is attached to this Current Report as Exhibit 10.5 and is incorporated herein by reference.

Lease Amendment

GSI and 125 Middlesex Turnpike, LLC, as landlord (the “Landlord”), entered into the First Amendment to Lease (the “Lease Amendment”) concerning GSI’s corporate headquarters in Bedford, Massachusetts (the “Headquarters”). The Lease was entered into by and between GSI and Landlord on November 2, 2007 (the “Lease”), and the Lease Amendment was entered into on February 10, 2010 and became effective on the Confirmation Date (the “Lease Amendment Effective Date”). The Lease Amendment provides that the initial term of the Lease expires on the third anniversary of the Lease Amendment Effective Date (the “Lease Term”). In addition, the Lease Amendment provides that the Landlord has the option to terminate the Lease prior to the scheduled expiration of the Lease Term, which date shall be (a) no less than nine months after the date the Landlord gives notice of such early termination and (b) in any event, no earlier than June 1, 2011.

The above summary of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the provisions of the Lease Amendment, a copy of which is attached to this Current Report as Exhibit 10.6 and is incorporated herein by reference. In addition, the Lease referenced above is qualified in its entirety by reference to the provisions of the Lease, a copy of which was attached to the Company’s Annual Report on Form 10-K as Exhibit 10.19 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Debt Securities

On the Effective Date, pursuant to the Final Plan and the Confirmation Order, all outstanding obligations under those certain 11% Senior Subordinated Notes due 2013 issued by GSI (collectively, the “Prepetition Notes”) were cancelled and the indenture governing such obligation was terminated, except to the extent to allow the Debtors, the Debtors, as reorganized, or the relevant Prepetition Notes indenture trustee to make distributions pursuant to the Final Plan on account of claims related to such Prepetition Notes and perform certain other administrative duties or exercise certain protective rights thereunder.

Equity Interests

On and as of the Effective Date, pursuant to the Final Plan and the Confirmation Order, all of the issued and outstanding Old Common Shares in the capital of the Company, including all options, calls, rights, participation rights, puts, awards, commitments or any other agreement to acquire Old Common Shares of the Company that existed prior to the Effective Date, were cancelled and in exchange therefor, holders of such interests received distributions pursuant to Section 3.6 of the Final Plan and as described in Item 3.02 of this Current Report.

Early Termination of Shareholder Rights Plan

On and as of the Effective Date, that certain Amended and Restated Shareholder Rights Plan, dated as of May 15, 2008, by and between the Company and Computer Share Investor Services, as Rights Agent (the “Rights Plan”), was terminated. Prior to such termination, the Rights Plan was scheduled to expire on May 15, 2011. The Rights Plan created a right (the “Right”) (which was only triggered if a person or a control group acquired 20% or more of the Company’s issued and outstanding publicly traded Old Common Shares without the approval of the Board of Directors of the Company) for each shareholder, other than the acquiring person or its associates or affiliates, to acquire additional Old Common Shares of the Company at one-half of the then market price at the time of exercise. Pursuant to the Final Plan, the Rights were cancelled on and as of the Effective Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the New Indenture set forth in Items 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued an aggregate of approximately 100,002,179 New Common Shares pursuant to the Final Plan. Consistent with the Confirmation Order and applicable law, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), the issuance of such New Common Shares.

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•

the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

On the Effective Date, the New Common Shares were issued in exchange for claims against or interests in the Company pursuant to the Final Plan as follows:

Existing Equity Holders

The Company issued 45,375,994 New Common Shares (the “Equity Shares”) on the Effective Date to holders of the Old Common Shares immediately prior to the Effective Date and to holders of Vested Share Rights (such holders, collectively, the “Existing Equity Holders”).

Reserve Shares

As further described in Item 1.01 above, the Company issued 2,981,227 New Common Shares on the Effective Date to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement for the benefit of the holders of Section 510(b) Claims and the Existing Equity Holders pending the final disposition of the Shareholder Class Action. In May 2010, the Company reached an agreement in principle to settle the Shareholder Class Action. The agreement remains subject to confirmatory discovery and preliminary and final approval of the district court.

Rights Offering

As previously reported, Eligible Holders (as defined in the Final Plan) could elect to subscribe for up to a maximum of $85 million of New Common Shares, which was part of the distributions under the Final Plan, pursuant to the rights offering, the terms and conditions of which were set forth in the Final Plan (the “Rights Offering”). Pursuant to the Rights Offering, Eligible Holders received a non-transferable entitlement to elect to subscribe for New Common Shares (the “Rights”) at a purchase price of $1.80 per New Common Share (the “Purchase Price Per Share”).

In connection with the Rights Offering, the Company issued (i) 36,049,715 New Common Shares on the Effective Date to Eligible Holders that elected to subscribe for New Common Shares by paying for the purchase price in cash and (ii) 1,706,354 New Common Shares on the Effective Date to Eligible Holders that subscribed for New Common Shares by exchanging their Prepetition Notes.

Backstop Commitment

As previously reported, pursuant to and in accordance with that certain Backstop Commitment Agreement, dated May 14, 2010, by and among the Backstop Investors and the Company (the “Backstop Commitment Agreement”), the Backstop Investors agreed to backstop the Rights Offering by purchasing, at the Purchase Price Per Share, the greater of (a) 11,111,111 New Common Shares or (b) the total number of New Common Shares not purchased by Eligible Holders in the Rights Offering (the “Backstop Commitment”). Under the Backstop Commitment Agreement, the Backstop Investors could satisfy their Backstop Commitment by exchanging (the “Backstop Exchange”) a minimum face amount of $20 million of Prepetition Notes held by the Backstop Investors for New Common Shares at the Purchase Price Per Share or, in certain circumstances as contemplated in the Backstop Commitment Agreement, by electing to pay their Purchase Price Per Share in cash.

In connection with the Backstop Commitment, the Company issued 11,111,111 New Common Shares on the Effective Date to the Backstop Investors pursuant to the Backstop Exchange.

Supplemental Equity Exchange

Pursuant to and in accordance with the Final Plan, the holders of the Prepetition Notes exchanged an aggregate principal amount of $5 million under the Prepetition Notes for New Common Shares at the Purchase Price Per Share (the “Supplemental Equity Exchange”).

In connection with the Supplemental Equity Exchange, the Company issued 2,777,778 New Common Shares on the Effective Date on a pro rata basis to the holders of the Prepetition Notes.

Item 3.03	Material Modification to Rights of Security Holders.

The information regarding the termination of certain material agreements of the Company as set forth in Item 1.02 of this Current Report is incorporated by reference in this Item 3.03. In addition, the terms of the Indenture further restricts the Company’s ability to pay dividends as described in item 1.01 hereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On the Effective Date and pursuant to the Final Plan, Richard B. Black, Garrett A. Garrettson, Ph.D., Phillip A. Griffiths, Ph.D., Marina Hatsopoulos and Benjamin J. Virgilio resigned as members of the board of directors of the Company. Byron O. Pond, a member of the board of directors of the Company prior to the Effective Date, continued his service on the board of directors upon the Debtors’ emergence, as further discussed below in this Item 5.02.

Election of Directors

On the Effective Date and pursuant to the Final Plan, seven new members were selected to serve on the board of directors of the Company, including the Principal Executive Officer of Reorganized Holdings, two members selected by the certain required holders of the Prepetition Notes (the “Required Noteholders”), two members with industry expertise selected by the Official Committee of Equity Holders in the Debtors cases under the Bankruptcy Code (the “Equity Committee”), one member selected by mutual agreement between the Required Noteholders and the Equity Committee, and one member selected by the Board of Directors of the Company prior to the Effective Date. The directors will serve in accordance with the applicable constituent documents on the Company. Unless removed for cause, such directors will serve for the first 12 month period following the Effective Date, and will not be subject to the vote of the holders of the New Common Shares at the next annual shareholders meeting currently scheduled to occur in September 2010. Committee membership for the newly selected directors has not yet been determined at the date of this disclosure.

The following seven persons have been selected to serve on board of directors of the Company as of the Effective Date:

•

Michael Katzenstein (selected as the Principal Executive Officer of the Company) has served as the Chief Restructuring Officer (“CRO”) of the Company since May 14, 2010. Since January 1, 2009, Mr. Katzenstein has been a Senior Managing Director at FTI Consulting Inc., a global consulting firm (“FTI”). Prior to that, since 2001,

Mr. Katzenstein had been a founding partner of CXO, L.L.C., a turnaround management and advisory firm, which was acquired by FTI in December 2008. As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on May 18, 2010, which is incorporated herein by reference, the Debtors entered into an engagement letter (the “Engagement Letter”) with FTI on May 14, 2010 to provide for the services of Mr. Katzenstein as CRO and certain other temporary employees and management services to support Mr. Katzenstein in his role. Pursuant to the terms of the Engagement Letter, Mr. Katzenstein will remain employed by FTI and will perform services as CRO through FTI, reporting to the Company’s board of directors. Mr. Katzenstein does not receive any compensation from the Debtors and does not participate in any of the Debtors’ employee benefit plans. The Debtors instead compensate FTI at an aggregate rate of $175,000 per month for Mr. Katzenstein’s services as CRO and Gabriel E. Bresler’s services as Associate CRO.

•

Byron O. Pond (selected by the Company’s board of directors prior to the Effective Date) has been a Director of the Company since 2000. From August 2006 through December 2006, Mr. Pond served as Interim Chief Executive Officer of Cooper Tire & Rubber Company, an automotive supply company. In February 2001, Mr. Pond joined Amcast Industrial Corporation, an automotive and industrial supply company. During his tenure he served as President, CEO and Chairman before retiring on his contract termination date in February 2004. After retirement, Mr. Pond remained as an Amcast director and also became non-executive Chairman. On November 1, 2004, Mr. Pond was asked to reassume the positions of Amcast Chairman, President and CEO. Amcast filed for protection under Chapter 11 of the U.S. Bankruptcy Code on November 30, 2004. Mr. Pond resigned from his positions with Amcast in October 2005. From 1990, Mr. Pond was a senior executive with Arvin Industries, Inc., serving as its President and Chief Executive Officer from 1993 to 1996 and as its Chairman and Chief Executive Officer from 1996 to 1998. He retired as Chairman of Arvin Industries, Inc. in 1999. Mr. Pond served on the Board of Directors of EMCON Technologies until February 2010 when the company was sold to a French automotive supply company. He currently serves as a director of ECRM, Inc.

•

K. Peter Heiland (selected by the Equity Committee) has over 25 years of domestic and international management experience, as well as an extensive background in technology. Mr. Heiland is the founder and President of Integrated Dynamics Engineering GmbH (“IDE”), a developer and manufacturer of vibration control products, magnetic field compensation systems, acoustic enclosures and robotics. IDE’s products serve several markets, including the semiconductor industry, where IDE has been, at certain times, a supplier to GSI. Mr. Heiland has over 20 years of experience in the technology industry. Mr. Heiland also serves as a manager of JEC II Associates, LLC, a privately held investment company. Mr. Heiland received a degree in mechanical engineering from the Fachhochschule Wiesbaden in Germany.

•

Stephen W. Bershad (selected by the Equity Committee) was Chairman of the Board and Chief Executive Officer of Axsys Technologies, Inc. (“Axsys”), a manufacturer of surveillance and imaging equipment, from 1986 until 2009 and was President of Axsys from 1986 to August 1999 and from March 2002 to December 2007. Prior thereto, he was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in merchant banking and mergers and acquisitions. Mr. Bershad is a director of EMCOR Group, Inc., a leader in mechanical and electrical construction, energy infrastructure, and end-to-end facilities services.

•

Eugene I. Davis (selected by the Required Noteholders) is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation, a consumer electronics distributor, and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc., a manufacturer, marketer and distributor of sporting goods products. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis is also a member of the Board of Directors of Knology, Inc., DEX One Corp., Ambassadors International Inc., Rural/Metro Corp, Spectrum Brands, Inc. and TerreStar Corporation. Within the last five years, Mr. Davis has served as a Director of American Commercial Lines, Inc., Delta Airlines, Inc., Haights Cross Communications, Inc., SeraCare Life Sciences Inc., Solutia, Inc., Atari, Inc., Exide Technologies, IPCS, Inc., Knology Broadband, Inc., Oglebay

Norton Company, Tipperary Corporation, McLeod Communications, Footstar, Inc., PRG Schultz International, Inc., Silicon Graphics, Inc., Foamex, Inc., Ion Broadcasting, Viskase Companies, Inc. and Media General, Inc.

•

Ira J. Lamel (selected by the Required Noteholders) is Executive Vice President and Chief Financial Officer of The Hain Celestial Group, Inc. (“Hain”), a leading natural and organic food and personal care products company operating in North America and Europe. Prior to joining Hain on October 1, 2001, Mr. Lamel was an audit partner in the New York Area practice of Ernst & Young LLP. He retired from Ernst & Young after a 29 year career serving clients in various industries, one of which included Excel Technology, Inc. (“Excel”). Mr. Lamel served as the audit partner on Excel beginning with the audit for the year ended December 31, 2000 and through the review for the quarter ended June 30, 2001. Mr. Lamel also served on the board of directors of Excel between 2004 and 2008. Mr. Lamel also served on the board of directors of Harvey Electronics (“Harvey”) between 2004 and 2007. On each such board at Excel and Harvey, Mr. Lamel was the chairman of the Audit Committee and a member of the Compensation Committee.

•

Dennis J. Fortino (selected by the Required Noteholders and the Equity Committee) is a Consultant with Private Consultant USA Professional Services in Palo Alto, California (“PCUPS”), where he serves as a business consultant to develop business rationalization and growth plans to companies (including the Company) and also serves as an executive coach. Prior to becoming a Consultant with PCUPS in 2006, Mr. Fortino served as the Executive Vice President of the Lithography & Parametric Solutions Group at KLA-Tencor Corporation (“KLA-Tencor”), a supplier of process control and yield management solutions for the semiconductor and related microelectronics industries between September 2000 and November 2005. From August 1997 to September 2000, he served as Vice President and General Manager of the Surfscan Division of KLA-Tencor and from November 1995 to July 1997 as the Vice President and General Manager of the Surface Metrology Division of KLA-Tencor. Mr. Fortino served as Vice President and General Manager for Spectra-Physics Lasers from July 1991 to October 1995.

Compensatory Arrangements of Certain Former and Current Directors

On the Effective Date and pursuant to the Final Plan, the Company issued to the former members of the board of directors of the Company, including Mr. Pond (collectively, the “Former Board Members”), an aggregate of 174,037 New Common Shares (the “Former Board Equity Compensation”), which shares are included in the number of shares issued to Existing Equity Holders referenced in item 3.02 above. The Former Board Equity Compensation had been earned by the Former Board Members pursuant to the Company’s non-employee director compensation policy. The right to such compensation had vested pursuant to such policy prior to the Effective Date but no shares had been issued by the Company. The shares underlying the Former Board Equity Compensation are included in the issuance of New Common Shares to Existing Equity Holders, as described above in Item 3.02 of this Current Report. The Former Board Members may also receive an additional 11,434 New Common Shares that are currently subject to and included in the Reserve Shares held by the Escrow Agent, as further described above in Items 1.01 and 3.02 of this Current Report.

In addition, pursuant to the Final Plan and the Company’s non-employee director compensation policy, the Former Board Members shall receive on the Effective Date an aggregate payment in cash of $218,100, which consists of accrued but unpaid compensation incurred after the Petition Date and through the Effective Date for the following duties and activities: $3,300 quarterly retainer fee, various quarterly fee ranging from $400 to $8,100 for serving as chairman of the board or a committee, $600 for participating in a telephonic board meeting and $1,200 for participating in an on-site board meeting.

On July 13, 2010, the board of directors of the Company awarded to Ms. Hatsopoulos a cash grant of $45,000 in recognition for her services during the Debtors’ cases under the Bankruptcy Code. Also on July 13, 2010, the board of directors of the Company awarded to each of Mr. Black and Mr. Pond 17,699 Old Common Shares, subject to the standard terms and conditions contained in the Company’s form of restricted stock agreement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date and pursuant to the Final Plan, the Company filed a Form 9 Articles of Reorganization (the “Articles of Reorganization”) under the New Brunswick Business Corporations Act. The Articles of Reorganization provided for the following amendments to the Company’s Articles of Incorporation:

•

The cancellation of all of the issued and outstanding common shares in the capital of the Company, including all options, calls, rights, participation rights, puts, awards, commitments or any other agreement to acquire common shares of the Company;

•

The prohibition on the Company to issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the Bankruptcy Code as in effect as of the Effective Date; and

•	The composition of the board of directors of the Company as of the Effective Date.

The above summary of the terms of the Articles of Reorganization does not purport to be complete and is qualified in its entirety by reference to the provisions of the Articles of Reorganization, a copy of which is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On July 23, 2010, the Company issued a press release announcing the Debtors’ emergence from bankruptcy. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 23, 2010, pursuant to and in accordance with the Backstop Commitment Agreement (as further described under Item 3.02 of this Current Report), the Company paid $4.25 million to the Backstop Investors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Form 9 – Articles of Reorganization of GSI Group Inc.

4.1	Indenture, dated July 23, 2010, by and among GSI Group Corporation, as Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Registration Rights Agreement, dated July 23, 2010, by and between GSI Group Inc. and the Common Shareholders named therein

10.1	Security Agreement, dated July 23, 2010, by and among GSI Group Corporation, the Grantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent

10.2	Escrow Agreement, dated July 23, 2010, by and between GSI Group Inc. and Law Debenture Trust Company of New York

10.3	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and among Synrad, Inc., First American Title Insurance Company and The Bank of New York Mellon Trust Company, N.A.

10.4	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and between Control Laser Corporation and The Bank of New York Mellon Trust Company, N.A.

10.5	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and among Photo Research, Inc., First American Title Insurance Company and The Bank of New York Mellon Trust Company, N.A.

Exhibit No.	Description

10.6	First Amendment to Lease, dated February 10, 2010 and effective as of May 27, 2010, by and between GSI Group Corporation and 125 Middlesex Turnpike, LLC, incorporated by reference to Exhibit 10.19 to GSI Group Inc.’s Annual Report on Form 10-K.

99.1	Press Release dated July 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Date: July 23, 2010	GSI GROUP INC.

	By:	/s/ Glenn E. Davis
Glenn E. Davis Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form 9 - Articles of Reorganization of GSI Group Inc.

4.1	Indenture, dated July 23, 2010, by and among GSI Group Corporation, as Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	Registration Rights Agreement, dated July 23, 2010, by and between GSI Group Inc. and the Common Shareholders named therein

10.1	Security Agreement, dated July 23, 2010, by and among GSI Group Corporation, the Grantors named therein and The Bank of New York Mellon Trust Company, N.A., as collateral agent

10.2	Escrow Agreement, dated July 23, 2010, by and between GSI Group Inc. and Law Debenture Trust Company of New York

10.3	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and among Synrad, Inc., First American Title Insurance Company and The Bank of New York Mellon Trust Company, N.A.

10.4	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and between Control Laser Corporation and The Bank of New York Mellon Trust Company, N.A.

10.5	Open-End Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 23, 2010, by and among Photo Research, Inc., First American Title Insurance Company and The Bank of New York Mellon Trust Company, N.A.

10.6	First Amendment to Lease, dated February 10, 2010 and effective as of May 27, 2010, by and between GSI Group Corporation and 125 Middlesex Turnpike, LLC, incorporated by reference to Exhibit 10.19 to GSI Group Inc.’s Annual Report on Form 10-K..

99.1	Press Release dated July 23, 2010.